UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 08, 2024

Sonendo, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40988	20-5041718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26061 Merit Circle, Suite 102
Laguna Hills, California		92653
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 766-3636

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

As previously disclosed, Sonendo, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Biolase, Inc., a Delaware corporation (“Biolase”), BL Acquisition Corp., a Delaware corporation (“BL Acquisition”), BL Acquisition II, Inc., a Delaware corporation (“BL Acquisition II”), and Model Dental Office, LLC, a Delaware limited liability company (“MDO” and together with Biolase, BL Acquisition and BL Acquisition II, each a “Seller” and collectively, the “Sellers”), pursuant to which the Company was designated as the “stalking horse” bidder in connection with a sale of certain assets of Biolase under Section 363 of Title 11 of the United States Code.

The Sellers conducted a bankruptcy auction on November 4, 2024. Based on the result of that auction, Sonendo was not the winning bidder. Accordingly, Sonendo does not expect to proceed with the transaction described in the Asset Purchase Agreement except in the unlikely event the winning bidder fails to close. Subject to final Bankruptcy Court approval, the Asset Purchase Agreement will be terminated upon the sale of the Biolase assets to the prevailing bidder, and the Sellers will be required to pay the Company a break-up fee equal to 3% of the Purchase Price plus a capped expense reimbursement of up to $575,000.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonendo, Inc.

Date:	November 8, 2024	By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer